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                                                                    EXHIBIT 99.1

                                     PROXY

                           FLAG FINANCIAL CORPORATION

                        SPECIAL MEETING OF SHAREHOLDERS

     The undersigned hereby constitutes and appoints           and           ,
or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of FLAG Financial Corporation, a Georgia corporation ("FLAG"), which the undersigned would be entitled to vote if personally present at the Special Meeting of FLAG Shareholders to be held at the corporate headquarters of FLAG, 101 North Greenwood Street, LaGrange, Georgia,
on             , March   , 1998, at 10:00 A.M., local time, and at any
adjournment or postponement thereof (the "Special Meeting") upon the proposals described in the Joint Proxy Statement/Prospectus and the Notice of Special
Meeting of Shareholders, both dated February   , 1998, the receipt of which is
acknowledged in the manner specified below.

1. Merger. To approve, ratify, confirm and adopt the issuance of shares of FLAG common stock to the holders of Middle Georgia common stock pursuant to the Agreement and Plan of Merger, dated as of October 28, 1997 (the "Merger Agreement"), by and between FLAG and Middle Georgia Bankshares, Inc. ("Middle Georgia"), pursuant to which (i) Middle Georgia will merge (the "Merger") with and into FLAG; (ii) each share of the $1.00 par value common stock of Middle Georgia ("Middle Georgia Common Stock") issued and outstanding at the effective time of the Merger will be exchanged for 15.75 shares of $1.00 par value common stock of FLAG ("FLAG Common Stock").

            FOR  [ ]            AGAINST  [ ]            ABSTAIN  [ ]

2. In the discretion of the proxies on such other matters as may properly come before the meeting or any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

Please sign this proxy exactly as your name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                          DATED:

                                                                          , 1998
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                                          Signature

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                                          Signature if held jointly

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF FLAG FINANCIAL CORPORATION, AND MAY BE REVOKED PRIOR TO ITS EXERCISE.